Exhibit 4.6
AMENDMENT NO. 5 TO THE AMENDED AND RESTATED CREDIT AGREEMENT
          Amendment No. 5 (this “Amendment”), dated as of July 11, 2007, among Terra Capital, Inc., a Delaware corporation (“Terra Capital”), Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation), a Mississippi corporation (“TMH”), and Terra Nitrogen (U.K.) Limited, a company incorporated in England and Wales (“Terra UK”) (Terra Capital, TMH and Terra UK each a “Borrower” and, collectively, the “Borrowers”), Terra Industries Inc., a Maryland corporation (“Terra Industries”), Terra Capital Holdings, Inc., a Delaware corporation (“Terra Capital Holdings”), the Lenders party hereto and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”), amends certain provisions of the Amended and Restated Credit Agreement, dated as of December 21, 2004 (as amended, supplemented or otherwise modified from time to time, including previous amendments hereto, the “Credit Agreement”), among the Borrowers, Terra Industries, Terra Capital Holdings, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, Terra Capital has informed the Administrative Agent of its intention to sell the properties located at Highway 347, 77705 in the city of Beaumont, Jefferson county in the State of Texas; and
          WHEREAS, the Borrowers, Terra Industries and Terra Capital Holdings have requested, and the Requisite Lenders and the Administrative Agent have agreed to, certain amendments to the Credit Agreement to permit the sale of the Beaumont Properties (as defined below) and certain other amendments set forth below.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:
          1. Defined Terms. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.
          2. Amendments. Upon the occurrence of the Fifth Amendment Effective Date (as defined in Section 4), the Credit Agreement is hereby amended as follows:
          (a) Section 1.1 of the Credit Agreement is hereby amended by inserting among the existing defined terms therein in alphabetical order the following defined terms:
     “Beaumont Properties” means all real and personal property owned by BMC Holdings, Inc. located at its facility at Highway 347, 77705 in the city of Beaumont, Jefferson county in the State of Texas.
          (b) Section 8.3(e) of the Credit Agreement is hereby amended by deleting “or” appearing immediately before clause (iv) and inserting the following new clause at the end of clause (iv) to read as follows:
     or (v) owing by or to Terra Canada to or from Terra (UK) Holdings.

          (c) Section 8.4 of the Credit Agreement is hereby amended by (A) deleting the word “and” appearing at the end of clause (f), (B) deleting the “period” appearing at the end of clause (g) and inserting “; and” in lieu thereof, and (C) inserting a new clause (h) immediately after clause (g) to read as follows:
     (h) an Asset Sale with respect to the Beaumont Properties for not less than Fair Market Value and provided that at least 75% of the consideration with respect thereto shall be in cash.
          (d) The first sentence of Section 6.11(a) is hereby deleted in its entirety and replaced with the following:
     (a) The Borrowers shall furnish a Borrowing Base Certificate with respect to each of them to the Administrative Agent no later than:
     (1) 5 Business Days after the end of each fiscal month (calculated as of the last day of such fiscal month) at any time when (i) no Revolving Loans are outstanding, (ii) Letter of Credit Obligations outstanding do not exceed $50,000,000 at such time, and (iii) no Default or Event of Default exists and is continuing, or
     (2) Wednesday of each week (calculated as of the immediately preceding Friday) or more frequently (calculated as of the third preceding Business Day) as may be requested by the Administrative Agent if all of the above conditions in clause (A) above are not met;
     in each case, executed by a Responsible Officer of each Borrower together with reasonably detailed supporting information and documentation acceptable to the Administrative Agent.
          3. Waiver of Mandatory Prepayment. The Requisite Lenders waive the Borrowers’ obligations to apply 100% of the proceeds of the sale of the Beaumont Properties (or provide cash collateral in respect of Letters of Credit) as required under Section 2.9(a)(i) so long as (i) no Default shall have occurred which is continuing and (ii) 100% of all proceeds arising from such sale are deposited by Terra Capital in a Cash Collateral Account. Such proceeds may thereafter be used by the Borrowers for general corporate purposes in accordance with the Credit Agreement.
          4. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Fifth Amendment Effective Date”) when the following conditions precedent have been satisfied:
                (a) Certain Documents. The Administrative Agent shall have received on or before the Fifth Amendment Effective Date, all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:
                    (i) this Amendment, executed by the Borrowers, Terra Industries, Terra Capital Holdings, the Administrative Agent and the Requisite Lenders; and
                    (ii) such additional documentation as the Administrative Agent or the Lenders may reasonably require.
               (b) Representations and Warranties. Each of the representations and warranties made by the Borrowers or the Guarantors in or pursuant to the Credit Agreement, as amended

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hereby, and the other Loan Documents to which any of the Borrowers or the Guarantors is a party or by which the Borrowers or the Guarantors are bound, shall be true and correct in all material respects on and as of the Fifth Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date).
          (c) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date.
          (d) Fees and Expenses Paid. The Borrowers shall have paid to the Administrative Agent in accordance with Section 11.3 of the Credit Agreement, all outstanding costs and expenses of the Administrative Agent, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment to the extent invoiced to the Borrowers.
     5. Representations and Warranties. On and as of the date hereof, and as of the Fifth Amendment Effective Date, after giving effect to this Amendment, each Borrower, Terra Industries and Terra Capital Holdings hereby represents and warrants to the Lenders as follows:
          (a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to include this Amendment; and
          (b) No Default or Event of Default has occurred and is continuing.
     6. Continuing Effect; No other Amendments. Except as expressly amended hereby or waiver herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are, and shall remain, in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.
     7. Loan Documents. This Amendment is deemed to be a “Loan Document” for the purposes of the Credit Agreement.
     8. Costs and Expenses. The Borrowers, Terra Industries and Terra Capital Holdings agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.
     9. Governing Law; Counterparts; Miscellaneous.
          (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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          (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
          (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.
          (d) From and after the Fifth Amendment Effective Date, all references in the Credit Agreement to the “Agreement” shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
[signature pages follow]

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     IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 5 to the Amended and Restated Credit Agreement to be effective for all purposes as of the Fifth Amendment Effective Date.

Borrowers Terra Capital, Inc.
By:	/s/ F. G. Meyer
	Name:	Francis G. Meyer
	Title:	Vice President

Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation)
By:	/s/ F. G. Meyer
	Name:	Francis G. Meyer
	Title:	Vice President and CFO

Terra Nitrogen (U.K.) Limited
By:	/s/ F. G. Meyer
	Name:	Francis G. Meyer
	Title:	Director

Guarantors Terra Industries Inc.
By:	/s/ F. G. Meyer
Name:	Francis G. Meyer
Title: Sr. Vice President and CFO

Terra Capital Holdings Inc.
By:	/s/ F. G. Meyer
	Name:	Francis G. Meyer
	Title:	Vice President

Administrative Agent Citicorp USA, Inc.
By:	/s/ Miles D. McManus
	Name:	Miles D. McManus
	Title:	Vice President and Director

Lenders Citicorp USA, Inc.
By:	/s/ Miles D. McManus
	Name:	Miles D. McManus
	Title:	Vice President and Director

Wells Fargo Foothill, Inc.
By:	/s/ Mark Bradford
	Name:	Mark Bradford
	Title:	Vice President

LaSalle Bank National Association
By:	/s/ Julie S. Harris
	Name:	Julie S. Harris
	Title:	First Vice President

Congress Financial Corp.
By:	/s/ Thomas A. Martin
	Name:	Thomas A. Martin
	Title:	Director

General Electric Capital Corporation
By:	/s/ Robert M. Reeg
	Name:	Robert M. Reeg
	Title:	Duly Authorized Signatory

National City Business Credit, Inc.
By:	/s/ Thomas J. Evans
	Name:	Thomas J. Evans
	Title:	Vice President

CONSENT OF GUARANTORS
Dated as of July 11, 2007
     Each of the undersigned companies, as a Guarantor under the Amended and Restated Guaranty dated October 10, 2001 (the “Guaranty”), in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have consented to this Amendment, as of the date first written above.

TERRA CAPITAL, INC.
TERRA MISSISSIPPI HOLDINGS CORP. (F/K/A
   MISSISSIPPI CHEMICAL CORPORATION)
TERRA INDUSTRIES INC.
TERRA CAPITAL HOLDINGS, INC.
TERRA NITROGEN CORPORATION
TERRA INTERNATIONAL, INC.
TERRA INTERNATIONAL (OKLAHOMA) INC.
PORT NEAL CORPORATION
TERRA METHANOL CORPORATION
BMC HOLDINGS INC.
BEAUMONT HOLDINGS CORPORATION
TERRA REAL ESTATE CORPORATION
BEAUMONT AMMONIA INC.
TERRA INTERNATIONAL (CANADA) INC.
TERRA MISSISSIPPI NITROGEN, INC. (F/K/A MISSISSIPPI NITROGEN, INC.)
TERRA HOUSTON AMMONIA, INC. (F/K/A MISSISSIPPI
CHEMICAL MANAGEMENT COMPANY)
TERRA NITROGEN GP HOLDINGS INC.

By:	/s/ F. G. Meyer
Name: Francis G. Meyer
Title: Vice President

TERRA NITROGEN (U.K.) LIMITED
By:	/s/ F. G. Meyer
	Name:	Francis G. Meyer
	Title:	Director

TERRA (U.K.) HOLDINGS INC.
By:	/s/ F. G. Meyer
	Name:	Francis G. Meyer
	Title:	President

[CONSENT TO AMENDMENT NO.5 TO THE AMENDED AND RESTATED CREDTI AGREEMENT]